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                                                                   EXHIBIT 10.15

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                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement"), dated as of May 29, 2000, is entered into by and between EXFO Electro-Optical Engineering Inc., a corporation having its principal place of business at 465 Godin Avenue, Vanier, Quebec, G1M 3G7, Canada (the "Corporation") and Germain Lamonde, an individual with an address at 4310, Cure-Drolet, Cap Rouge (Quebec) G1Y 3H2 (the "Employee").

                               TERMS OF AGREEMENT

In consideration of this Agreement and the continued employment of the Employee by the Corporation, the parties agree as follows :

1.   EMPLOYMENT

     The Corporation hereby agrees to continue to employ Employee, on a full-time basis to continue to act as President and Chief Executive Officer of the Corporation and to perform such acts and duties and furnish such services to the Corporation in connection with and related to that position as is customary for persons with similar positions in like companies, as the Corporation's Board of Directors shall from time to time reasonably direct. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Corporation; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgement, skill and knowledge to the performance of his duties and responsibilities hereunder. This Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if such activities do not materially interfere with the services required under this Agreement. Employee shall report to the Board of Directors of the Corporation.

2.   COMPENSATION AND BENEFITS

     2.1    SALARY

            During the term of this Agreement, the Corporation shall pay Employee the remuneration indicated in Schedule A. The Employee's remuneration may be adjusted in accordance with the Corporation's policies and procedures.

     2.2    DISCRETIONARY BONUS

            During the term of this Agreement, the Employee may participate in such bonus plan or plans of the Corporation as the Board of Directors or its Human Resources Committee may approve for the Employee. Nothing contained in this


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            Section 2.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

     2.3    BENEFITS

            During the term of this Agreement, the Employee shall receive such benefits as customarily provided to other officers and employees of the Corporation, as applicable. Details of such benefits as of the date hereof are set forth in Schedule B of this Agreement.

     2.4    VACATION

            Employee may take the number of weeks of paid vacation during each year that is indicated in Schedule A at such times as shall be consistent with the Corporation's vacation policies and (in the Corporation's judgement) with the Corporation's vacation schedule for officers and other employees.

     2.5    EXPENSES

            Pursuant to the Corporation's customary policies in force at the time of payment, Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorised expenses properly incurred by him on the Corporation's behalf in the performance of his duties hereunder.

3.   TERMINATION

     3.1    DISABILITY

            If during the term of this Agreement, Employee becomes ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred twenty (180) consecutive days and this incapacity has not been remedied within one (1) year of the first day of disability, or (b) for more than two hundred and seventy (270) days in any consecutive eighteen (18) month period and this incapacity has not been remedied within eighteen (18) months of the first day of disability, then the Corporation shall have the right to terminate this Agreement, subject only to applicable laws, on thirty (30) day's notice to Employee. Termination pursuant to this Section 3.1 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

     3.2    DISCHARGE FOR CAUSE

            The Corporation may discharge Employee and terminate his employment under this Agreement for cause without further liability to the Corporation by the


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           positive vote of 2/3 of the members of the Board of Directors of the
           Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 3.2, "cause" shall mean any or all of the following;

           (a) gross or wilful misconduct of Employee during the course of his employment;

           (b) conviction of any criminal offence involving dishonesty, breach of trust or moral turpitude during the term of this Agreement; or

           (c) Employee's breach of any of the material terms of this Agreement.

     3.3   TERMINATION WITHOUT CAUSE

           Upon thirty (30) days prior written notice, the Corporation may terminate this Agreement without cause by a positive vote of 2/3 of the members of the Board of Directors of the Corporation except that the Employee, if a Director, shall not be entitled to vote thereon. The Corporation shall incur no liability in this regard except that it shall continue to pay Employee the remuneration in accordance with the terms of Schedule A at his then current rate for a twenty-four
           (24) month period after termination if termination shall occur prior to the events mentioned in Section 3.4. In addition, any outstanding stock options that have not vested in accordance with their terms, will become fully vested and shall be exercised by Employee within a period of twelve (12) months from the time of such termination or shall be automatically terminated immediately following such twelve
           (12) month period.

     3.4   TERMINATION FOLLOWING MERGER OR ACQUISITION

           If the Corporation merges or consolidates with another corporation, if substantially all of the assets of the Corporation are sold, or if a majority of the outstanding stock of the Corporation is acquired by another person and Employee's employment is subsequently terminated by the Corporation or surviving entity other than for cause as described in 3.2, Employee shall be entitled to 24 months' remuneration plus health benefits.

           In addition to the foregoing, any outstanding stock options (including substituted stock options of the acquiring or surviving corporation in such merger or acquisition) which have not vested in accordance with their terms will become fully vested and shall be exercised by Employee within a period of twelve (12) months from the time of such termination or shall be automatically terminated immediately following such twelve (12) month period. For purposes of this Section 3.4, Employee shall be entitled to treat a material demotion in title or function or a physical relocation of worksite of more than 50 km as termination under this Section 3.4, but only if Employee expressly so notifies the Corporation and terminates his employment hereunder within thirty (30)


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           days of such  demotion  or  relocation.  If Employee is offered a substantially similar position with the surviving entity and no physical relocation (beyond a 50 km radius form Employee's regular worksite) is required by such position, Employee's refusal to accept such position shall not be treated as subject to this Section 3.4, but rather shall be treated as a voluntary termination by Employee under Section 3.5.

     3.5   VOLUNTARY TERMINATION BY EMPLOYEE

           In the event of voluntary termination by Employee, Employee shall be entitled only to those amounts that have accrued to the date of termination in accordance with the terms hereof or are expressly payable under the terms of the Corporation applicable benefit plans or are required by applicable law. In addition, any outstanding stock options that have not vested in accordance with their terms, will become fully vested and shall be exercised by Employee within a period of twelve (12) months from the time of such termination or shall be automatically terminated immediately following such twelve
           (12) month period. The Corporation may, in its sole and absolute discretion, confer such other benefits or payments as it determines, but Employee shall have no entitlement thereto.

4.   MISCELLANEOUS

     4.1   INSURANCE

           The Corporation hereby represents that it is presently the holder of directors and officers insurance in an amount and having a coverage that is recommended by its legal advisors and insurance broker as adequate taking into account the status of the Corporation, its size and the nature of its activities. The Corporation undertakes to ensure that such insurance shall remain in force throughout the term of this Agreement and in the event such insurance is cancelled, the Corporation shall immediately advise the Employee in writing.

     4.2   ADDITIONAL AGREEMENTS

           Upon execution of this Agreement, the Employee shall execute and deliver to the Corporation, unless previously delivered, an Exclusivity, Confidentiality, Assignment of Work Product, Non-Competition and Non-Solicitation Agreement.

     4.3   NOTICES

           Any notice or communication given by any party hereto to the other party with regard to this Agreement shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses



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            provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

     4.4    ENTIRE AGREEMENT

            This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter, provided, however that nothing in this Agreement shall affect the Employee's obligations under the Exclusivity, Confidentiality, Assignment Of Work Product, Non-Competition And Non-Solicitation Agreement signed by the Employee.

     4.5    AMENDMENT WAIVER

            This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

     4.6    BINDING EFFECT, ASSIGNMENT

            Employee's rights or obligations under this Agreement may not be assigned by Employee. The rights and obligations set forth in this Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it as if no such event had taken place. As used in this Agreement, "Corporation" shall mean the Corporation as herein before defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     4.7    HEADINGS

            The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     4.8    GOVERNING LAW, INTERPRETATION

            This Agreement shall be construed in accordance with and governed for all purposes by the laws applicable in the province of Quebec. Service of process
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            in any dispute  shall be effective (a) upon the  Corporation,  if service is made on any officer of the Corporation  other than the
            Employee;   (b)  upon  the  Employee,  if  served  at  Employee's
            residence last known to the Corporation with an information copy to the Employee at any other residence, or care of a subsequent employer, of which the Corporation may be aware.

     4.9    FURTHER ASSURANCES

            Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

     4.10   LANGUAGE

            This Agreement has been written in English at the express request of the parties. Cette entente a ete redigee en anglais a demande expresse des parties.

     4.11   SEVERABILITY

            If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

     EXFO ELECTRO-OPTICAL
     ENGINEERING INC.


     BY: /s/ Kimberley Okell                    /s/ Germain Lamonde
         ------------------------               ------------------------
           Authorized Signatory                      GERMAIN LAMONDE


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                                   SCHEDULE A
                                       TO
                      GERMAIN LAMONDE EMPLOYMENT AGREEMENT

                           REMUNERATION AND VACATION

1.   REMUNERATION

      (i) Salary  from date of  Employment  Agreement  to August 31,  2000:
          $275,000 per annum (no variable portion applicable during this period).

     (ii) Remuneration from September 1, 2000 to August 31, 2001: Base salary of $275,000 per annum, plus a variable portion of remuneration which is $137,500 per annum upon attainment by the Corporation of 100% of the Health Indicator established by the Board of Directors of the Corporation for that financial year. In the event the Corporation:
          (a) does not fully attain, or (b) exceeds, the Health Indicator for the year in question, the variable portion of the remuneration shall be paid in the same proportion as the attainment of the Health Indicator. The variable portion shall be paid within sixty (60) days of the end of each of the Corporation's financial years commencing with the financial year ending August 31, 2001.

          In the event the Employee's employment is terminated by the Corporation with cause or the Employee voluntarily terminates his employment, the variable portion of the remuneration shall be payable on a proportionate basis for the financial year during which the employment terminated for such reasons.

    (iii) Participation in the Corporation's Stock Option Plan: Upon adoption by the Corporation of its draft Stock Option Plan, the Employee shall be granted 30,000 options in accordance with the terms of the Stock Option Plan and subject to vesting conditions that extend over 4 years, up to a maximum of 5 years, and that are tied to the Corporation's Health Indicator (full details will be available at the granting of the options).

     (iv) The first review of remuneration shall occur on or about September 1, 2001 and on or about every September 1 thereafter.

      (v) The Corporation shall provide the Employee with an automobile responding to the requirements of the Employee's position in the Corporation.

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2.   VACATION

     Four (4) weeks of paid vacation annually from the date hereof onwards.


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                                   SCHEDULE B
                                       TO
                      GERMAIN LAMONDE EMPLOYMENT AGREEMENT

                                    BENEFITS

The description below is a summary of the Corporation's present benefit package. It is expected that this package will evolve in the future.

1. The Corporation offers to management a long-term disability plan that covers two-thirds of salary for life. The Corporation pays the premium, thus this income would be taxable.

2. Management is covered by collective insurance that is paid by the Corporation in the following proportions : 40%, 60%, 80% and 100% in years 1, 2, 3 and 4 respectively. This insurance covers vision correction, chiropractor, etc. but excludes dental coverage. It also includes life insurance.